EXHIBIT (h)(2)
                                                                  --------------


                    MASTER SELLING AND SERVICING AGREEMENT

                                                              [          ], 2003

Ladies and Gentlemen:


                  In connection with offerings of securities of investment companies ("Investment Companies") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), for which we are acting as distributor or co-distributor, you may be offered the right to act as a selling agent for the offer and sale of a portion of such securities for your investor clients and as a servicing agent for the provision of services to your investor clients thereafter. This will confirm the mutual agreements (a) between us and you as to the general terms and conditions applicable to your participation in any such selling agent group and (b) between the issuer of securities and you as to your obligations as a servicing agent.


                  1. Applicability of this Agreement. (a) The terms and conditions of this Agreement shall be applicable to any offering of securities ("Securities") of an Investment Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), in respect of which Oppenheimer & Co. is acting as agent for the offer and sale of Securities and pursuant to which you have agreed to act as a selling agent ("Selling Agent") and as a shareholder servicing agent ("Servicing Agent," collectively with Selling Agent from time to time referred to as "Agent") and has expressly informed you that such terms and conditions shall be applicable.


                  (b) Continuous or Delayed Offerings. In the event that any issuer of Securities whose Offering is covered by paragraph (a) of this
Section 1 elects under Rule 415 of the Securities Act to offer and sell Securities on a delayed or continuous basis, the terms and conditions of this Agreement shall be applicable to any such delayed or continuous offering of Securities.


                  Any such offering of Securities for which you are acting as an Agent is hereinafter called an "Offering."


                  2. Conditions of Offering; Acceptance and Purchases. In effecting the purchase or sale of Securities, the parties understand and agree that Agent shall act solely upon instructions by or on behalf of investors, and that all purchases of securities shall be initiated upon the instruction and order by or on behalf of the purchaser thereof for such investor's account and not for the account of Agent. Any Offering will be subject to delivery of Securities and may be subject to the approval of certain legal matters by counsel and to the satisfaction of certain other conditions. We will advise you by telecopy, telex or other form of written communication ("Written Communication," which term may include a prospectus) of the particular method and supplementary terms and conditions (including without limitation the information as to prices and the offering date referred to in Section 3(b) hereof) of any Offering in which you are invited to participate as agent. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Oppenheimer & Co., 200 Park Avenue, 24th Floor, New York, New York 10166, telecopy: (212) [ ], Attention: [ ]. We may close the subscription books at any time in our sole discretion without notice, and we reserve the right to reject any acceptance in whole or in part.


                  Unless notified by us or as otherwise provided in any Written Communication, payment for and delivery of Securities will be made through the facilities, and subject to the rules and procedures of, the National Securities Clearing Corporation (NSCC) Fund Settlement, Entry and Registration Verification System (Fund/SERV System), subject to the issuer's rights to accept or reject applications as set forth in a Written Communication.


                  3.  Representations, Warranties and Agreements.


                  (a) Prospectus Delivery Procedures. We will make available to you as soon as practicable after sufficient copies are made available to us by the issuer of the Securities such number of copies of each preliminary prospectus and of the final prospectus (which terms include any statements of additional information) relating thereto (and of any statement of additional information) as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission thereunder.


                  You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and when furnished with copies of any revised preliminary prospectus, you will promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus.


                  You agree that in making offers of Securities you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer of Securities to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

                   (b) Offer and Sale to the Public. The Offering of Securities is made subject to the conditions referred to in the prospectus relating to the Offering and to the terms and conditions set forth in this Agreement, including that Securities may only be offered to your clients that
(i) have a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than the amount set forth in paragraph
(d)(1)(ii)(A) of Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), currently $1,500,000, as such amount may be amended from time to time (a "qualified investor") and (ii) complete and sign an investor certification (in the form provided by the issuer of Securities) as a condition to purchasing Securities.


                  With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, selling commissions and concessions payable to dealers in effect from time to time and the time when you may commence selling Securities to the public. After such Offering has commenced, we may change the public offering price, selling commissions and concessions payable to dealers.


                  (c) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either are a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free-riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing to the extent that such requirements relate to such Offering.


                  You agree that, in connection with any purchase or sale of the Securities wherein a selling concession, discount or other allowance is received or granted, you will (i) if you are a member of the NASD, comply with all applicable interpretive material ("IM") and Conduct Rules of the NASD, including, without limitation, IM 2110-1 (relating to Free-Riding and Withholding) and Conduct Rule 2740 (relating to Selling Concessions, Discounts and Other Allowances) or (ii) if you are a foreign bank or dealer or institution not eligible for such membership, comply with IM 2110-1 and with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions) and 2750 (relating to Transactions With Related Persons) as though you were such a member and Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a non-member broker or dealer in a foreign country.

                  If you are a member of the NASD, you further agree that, prior to making an offering of Securities to any client, you will comply with Conduct Rule 2310 (Recommendations to Customers (Suitability)), which compliance shall include without limitation considering (i) the suitability of this investment with respect to the client's investment objectives and personal situation, (ii) factors such as the client's personal net worth, income, age, risk tolerance and liquidity needs, and (iii) whether the client's risk profile is suitable for this investment.

                  If you are a broker or dealer registered under the Exchange Act, you further agree that in accepting funds from clients you will comply with Rule 15c2-4 under the Exchange Act.


                   (d) Relationship among Distributor and Agents. We shall have full authority to take such action as we deem advisable in all matters pertaining to any Offering under this Agreement. You are not authorized to act as agent for us, or the issuer of any Securities in offering Securities to the public or otherwise. We shall be under no obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Agents an association or partners with us or with one another. If the Agents, among themselves, should be deemed to constitute a partnership for federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Agents participating in such Offering, or against us, based upon the claim that the Agents, or any of them constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.


                  (e) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.


                  (f) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer of such Securities), you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD and the applicable rules and regulations of any securities exchange or other regulatory authority having jurisdiction over the Offering. Without limiting the foregoing, (i) you agree that, at all times since you were invited to participate in an Offering of Securities, you have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (ii) you represent that your incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by you of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to you.


                  (g) Confidentiality. In effecting the transactions contemplated by this Agreement, the parties understand and agree that client confidentiality is of paramount importance. We agree that information relating to your clients will be maintained and administered by a third party administrator or other agent retained by the issuer of Securities and not by us. In addition, the parties agree (i) to protect the confidentiality and security of any information regarding clients of the other party or any other Agent that any party gains knowledge of and (ii) to forebear from using such client information for any purpose except as requested by any governmental or self regulatory agency or as may be required by any statute, regulation, rule or judicial holding.

                  4. Investor Services.

                  (a) Provision of Services. You agree to maintain accounts and provide certain other services for your clients who have purchased or otherwise acquired Securities in an Offering subject to this Agreement. In addition to any services that may be set forth from time to time in any Written Communication, you agree to provide customary services to your clients, which shall include: responding to client inquiries concerning the issuer of any Securities, any repurchase offers conducted by the issuer of Securities and the transferability of any Securities and assisting in selecting dividend payment options.

                       (b) Restrictions on Transfers. You understand that Securities will be subject to transfer restrictions that permit transfers only to persons who are qualified investors and agree to provide a certification, in a form acceptable to us as reasonably requested by us from time to time, to that effect. You agree that (i) you will not make any sales or transfers of Securities to any of your clients unless you believe that such client is a qualified investor; (ii) you have implemented procedures designed to enable you to form a reasonable belief that any transferee of Securities who is a client is a qualified investor; (iii) you will cooperate with the Securities and Exchange Commission in the event of any audit or examination of the qualified investor status of your clients with respect to the Securities; and (iv) confirmations of any transfer will include a statement regarding the transfer restrictions applicable to the Securities.

                  (c) Repurchase Offers. If the Securities covered by this Agreement are issued by an issuer that intends to conduct quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, you agree: (i) to deliver to each client that owns Securities in a timely manner any applicable repurchase offer material; (ii) to respond to client inquiries about procedures for tendering Securities; (iii) to tender Securities on behalf of clients that wish to participate in the repurchase offer; and (iv) to remit repurchase proceeds to the appropriate clients. In addition, if the issuer of Securities is required to pro rate repurchase offers, you will be responsible for determining correct allocations among your clients of any repurchase proceeds and any Securities not purchased in the repurchase offer.

                  (d) Continuous or Delayed Offerings. In the event of an Offering covered by Section 1(b) hereof, you agree to effectuate participation therein by your qualified investor clients for which you are acting as Servicing Agent in accordance with this Agreement, including making any prospectus or offering material relating thereto available to such clients on a timely basis.

                  (e) Compensation. Compensation for the services performed by you pursuant to this Section 4 will be set forth in a Written Communication; provided that, except as set forth in a Written Communication, neither the issuer of Securities nor the Distributor will have any other obligation to compensate you for costs incurred in connection with your servicing activities.

                  5. Indemnification. (a) You agree to indemnify and hold harmless the Distributor (for purposes of this Section, "Distributor" shall mean us, our directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of Distributor) from and against any and all losses, claims, damages, liabilities and expenses, including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by the Distributor in any action or proceeding between the parties hereto or between the Distributor and any third party, to which the Distributor may become subject under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) is asserted by any person to whom you offered Securities or who agrees to purchase Securities through you or otherwise arises from your activities pursuant to this Agreement, except insofar as such loss, claim, damage, or liability is caused by any untrue statement or omission with respect to information relating to the Distributor furnished in writing to the issuer of Securities by the Distributor expressly for use in the any prospectus or any sales material relating to an Offering.

                  (b) Distributor agrees to indemnify and hold harmless Agent (for the purposes of this Section, "Agent" shall mean you, your directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of Agent) from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by Agent in any action or proceeding between the parties to this Agreement or between Agent and any third party) to which Agent may become subject under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based on any untrue statement of a material fact contained in any prospectus or any sales materials relating to an Offering, or arises out of or is based on the failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Distributor's obligation to indemnify and hold harmless Agent applies only with respect to such statements or omissions of material fact relating to information about the Distributor furnished in writing by the Distributor expressly for use in any such prospectus or sales materials.

                  6. Termination; Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto; provided, however, that the terms and conditions set forth in Section 4 (as supplemented by any Written Communication relating thereto) shall continue in effect until terminated by a written instrument setting forth the mutual agreements of any issuer of Securities and you for the disposition of any Securities held by you for your clients' accounts. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented.

                  7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.


                  8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.




















                           [Signature Page Follows]

                  Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to or your acceptance of any reservation of any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof; together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) or 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.




                                                     Very truly yours,

                                                     Oppenheimer & Co.


                                                     By: ______________________
                                                     Name:
                                                     Title:



..................................................................(Name of Agent)


     By:........................................................................
         Name:
         Title:
         Address:
         Telephone:
         Fax: